EXHIBIT 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

Media:

Renee E. Soto/Meghan Gavigan

Sard Verbinnen & Co.

212-687-8080

rsoto@sardverb.com / mgavigan@sardverb.com

VALEANT PHARMACEUTICALS REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

SEPERATELY, VALEANT ANNOUNCES CFO SUCCESSION PLAN AND ADDITIONAL EXECUTIVE APPOINTMENT

2015 First Quarter Results

•	Total Revenue $2.2 billion; an increase of 16% over the prior year despite negative foreign exchange impact of $140 million

¡	Excluding negative impact of foreign exchange and last year’s divestiture of the aesthetics injectable business, revenue increased 27% over the prior year

•	Same Store Sales Organic Growth was 15%, driven by:

¡	Growth from launch brands, including BioTrue Multipurpose Solution, BioTrue ONEday Contact Lens, Jublia, Luzu, and Ultra Contact Lens

¡	Double digit growth in U.S. businesses such as Contact Lens, Dermatology, Neurology and Other, Obagi, and Oral Health

¡	Double digit growth in many Emerging Markets including Asia, Mexico, the Middle East, and Poland

•	GAAP EPS $0.21; Cash EPS $2.36, an increase of 34% despite negative foreign exchange impact of $0.12 over the prior year

¡	Excluding negative impact of foreign exchange and last year’s divestiture of the aesthetics injectable business, Cash EPS increased 50% over the prior year

•	GAAP Operating Cash Flow $491 million; Adjusted Operating Cash Flow $708 million

•	As projected, restructuring, integration and other acquisition related costs for pre-2015 transactions were less than $25 million

•	Salix and Dendreon integrations largely complete

¡	Salix to exceed $530 million in synergies and will achieve $500 million run rate synergies by the end of Q2

¡	Dendreon, profitable in Q1, to exceed $130 million in synergies and achieve 90% run rate by year-end

•	Valeant currently in labeling discussions with the FDA regarding IBS-D indication for Xifaxan, ahead of the May 28, 2015 PDUFA date

2015 Guidance

•	Increasing Total Revenue to $10.4 - $10.6 billion up from $9.2 - $9.3 billion

•	Expect Salix Revenue of ~$1.0 billion in 2015

¡	Reflects implementation of wholesaler inventory reduction program; plan to reduce Salix wholesaler inventory levels to approximately 1.5 months by year-end

•	Increasing Cash EPS to $10.90 - $11.20 per share up from $10.10 - $10.40

•	Expect Same Store Sales Organic Growth of >10% for the second through fourth quarters of 2015

Second Quarter 2015 Guidance

•	Total Revenue $2.45 - $2.55 billion

•	Cash EPS $2.40 - $2.50 per share

•	Reflects significant inventory work down of Salix products at the wholesalers

2016 Outlook

•	Accretion from Salix acquisition will be greater than 20% in 2016 and EBITDA expected to exceed $7.5 billion in 2016

Laval, Quebec — April 29, 2015 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) announces first quarter financial results for 2015.

“Our first quarter results demonstrate the strong performance of our diversified business model as we exceeded our first quarter guidance despite losing $140 million in revenue and

$0.12 in Cash EPS to foreign exchange headwinds,” stated J. Michael Pearson, chairman and chief executive officer. “The Company delivered exceptional double digit organic growth for the third quarter in a row, driven by the strength of most of our business units around the world.”

Conference Call and Webcast Information

The Company will host a conference call and a live Internet webcast along with a slide presentation today at 8:00 a.m. ET (5:00 a.m. PT), April 29, 2015 to discuss its first quarter financial results for 2015. The dial-in number to participate on this call is (877) 876-8393 confirmation code 20635721. International callers should dial (973) 200-3961, confirmation code 20635721. A replay will be available approximately two hours following the conclusion of the conference call through May 6, 2015 and can be accessed by dialing (855) 859-2056, or (404) 537-3406, confirmation code 20635721. The live webcast of the conference call may be accessed through the investor relations section of the Company’s corporate website at www.valeant.com.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding the expected integration of the Dendreon Corporation and Salix Pharmaceuticals, Ltd. (“Salix”) businesses, the amount and timing of expected synergies, and our expected future performance, including 2015 guidance with respect to revenue, Cash EPS and organic growth, our inventory reduction program, and our outlook with respect to performance in 2016. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual or quarterly report and detailed from time to time in Valeant’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

Non-GAAP Information

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & property, plant and equipment step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, acquisition-related and other costs, In-process research and development, impairments and other charges, (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization and other non-cash charges, amortization including intangible asset impairments and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets sold/held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Financial Tables follow.

###

Valeant Pharmaceuticals International, Inc.		Table 1
Condensed Consolidated Statements of Income (Loss)
For the Three Months Ended March 31, 2015 and 2014

	Three Months Ended
	March 31,
(In millions)	2015	2014
Product sales	$2,146.9	$1,851.1
Other revenues	44.0	35.1

Total revenues	2,190.9	1,886.2

Cost of goods sold (exclusive of amortization and impairments of finite-lived intangible assets shown separately below)	560.4	504.1
Cost of other revenues	14.3	14.3
Selling, general and administrative (“SG&A”)	573.8	482.0
Research and development	55.8	61.3
Acquisition-related contingent consideration	7.1	8.9
In-process research and development impairments and other charges	—	12.0
Other (income)/expense	6.1	(43.3)
Restructuring, integration, acquisition-related and other costs	64.8	135.1
Amortization and impairments of finite-lived intangible assets	365.2	355.2

	1,647.5	1,529.6

Operating income (loss)	543.4	356.6

Interest expense, net	(296.9)	(244.7)
Loss on extinguishment of debt	(20.0)	(93.7)
Foreign exchange and other	(71.1)	(13.4)

Income (loss) before (recovery of) provision for income taxes	155.4	4.8

(Recovery of) provision for income taxes	80.9	25.1

Net income (loss)	74.5	(20.3)

Less: Net income (loss) attributable to noncontrolling interest	0.8	2.3

Net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$73.7	$(22.6)

Earnings (loss) per share:
Basic:
Earnings (loss)	$0.22	$(0.07)

Shares used in per share computation	336.8	334.9

Diluted:
Earnings (loss)	$0.21	$(0.07)

Shares used in per share computation	343.4	334.9

Valeant Pharmaceuticals International, Inc.		Table 2
Reconciliation of GAAP EPS to Cash EPS
For the Three Months Ended March 31, 2015 and 2014

	Three Months Ended March 31,
(In millions)	2015	2014
Net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$73.7	$(22.6)

Non-GAAP adjustments (a):
Inventory step-up (b)	24.5	5.3
PP&E step-up/down (c)	6.5	4.9
Stock-based compensation (d)	8.5	6.0
Acquisition-related contingent consideration (e)	7.1	8.9
In-process research and development impairments and other charges (f)	—	12.0
Other (income)/expense (g)	6.1	(43.3)
Restructuring, integration, acquisition-related and other costs (h)	64.8	135.1
Amortization and impairments of finite-lived intangible assets and other non-GAAP charges (i)	368.5	364.1

	486.0	493.0
Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest (j)	90.5	12.2
Loss on extinguishment of debt	20.0	93.7
(Gain) loss on disposal of fixed assets and assets held for sale/impairment, net	0.5	0.8
Foreign exchange and other (k)	76.0	12.6
Tax (l)	62.6	10.0

Total adjustments	735.6	622.3

Adjusted net income attributable to Valeant Pharmaceuticals International, Inc.	$809.3	$599.7

GAAP earnings (loss) per share - diluted	$0.21	$(0.07)

Cash earnings per share - diluted	$2.36	$1.76

Shares used in diluted per share calculation - Cash earnings per share	343.4	341.5

(a)	See footnote (a) to Table 2a.
(b)	See footnote (b) to Table 2a.
(c)	See footnote (c) to Table 2a.
(d)	See footnote (d) to Table 2a.
(e)	See footnote (e) to Table 2a.
(f)	See footnote (f) to Table 2a.
(g)	See footnote (g) to Table 2a.
(h)	See footnote (h) (i) to Table 2a.
(i)	See footnote (c) to Table 2a.
(j)	See footnote (j) to Table 2a.
(k)	See footnote (k) to Table 2a.
(l)	See footnote (l) to Table 2a.

Valeant Pharmaceuticals International, Inc.			Table 2a
Reconciliation of GAAP EPS to Cash EPS
For the Three Months Ended March 31, 2015 and 2014

	Non-GAAP Adjustments(a) for
	Three Months Ended
	March 31,
(In millions)	2015		2014
Product sales	$—		$—
Other revenues	—		—

Total revenues	—		—

Cost of goods sold (exclusive of amortization and impairments of finite-lived intangible assets shown separately below)	(34.0	)(b)(c)	(19.6	)(b)(c)
Cost of other revenues	—		—
Selling, general and administrative (“SG&A”)	(9.0	)(d)	(6.0	)(d)
Research and development	(0.3)		(0.3)
Acquisition-related contingent consideration	(7.1	)(e)	(8.9	)(e)
In-process research and development impairments and other charges	—		(12.0	)(f)
Other income/(expense)	(6.1	)(g)	43.3	(g)
Restructuring, integration, acquisition-related and other costs	(64.8	)(h)	(135.1	)(i)
Amortization and impairments of finite-lived intangible assets	(365.2)		(355.2)

	(486.5)		(493.8)

Operating income (loss)	486.5		493.8

Interest expense, net	90.5	(j)	12.2	(j)
Loss on extinguishment of debt	20.0		93.7
Foreign exchange and other	76.0	(k)	12.6	(k)

Income (loss) before (recovery of) provision for income taxes	673.0		612.3

(Recovery of) provision for income taxes	62.6	(l)	10.0	(l)

Total adjustments to net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$735.6		$622.3

Earnings (loss) per share:
Diluted:
Total adjustments to earnings (loss)	$2.14		$1.82

Shares used in per share computation	343.4		341.5

(a)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & property, plant and equipment step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, integration, acquisition-related and other costs, In-process research and development, impairments and other charges, (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization including intangible asset impairments and other non-cash charges, amortization and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets sold/held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(b)	ASC 805, Business Combinations, requires an inventory fair value step-up whose total impact for the three months ended March 31, 2015 is $24.5 million primarily due to the acquisition of Marathon Pharmaceuticals, LLC on February 10, 2015. For the three months ended March 31, 2014 the impact of inventory fair value step-up is $5.3 million primarily due to the acquisition of Solta Medical, Inc. on January 23, 2014 and net of a measurement period adjustment relating to the acquisition of Bausch & Lomb Holdings Incorporated on August 5, 2013.
(c)	For the three months ended March 31, 2015 and 2014, cost of goods sold include $3.3 million and $7.7 million, respectively, of costs associated with integration related tech transfers, PP&E step up of $6.2 million and $5.1 million, respectively, primarily relating to the acquisition of Bausch & Lomb Holdings Incorporated. For the three months ended March 31, 2014, cost of goods sold also includes $1.5 million amortization of a BMS fair value inventory adjustment.
(d)	For the three months ended March 31, 2015, SG&A primarily includes $8.5 million of stock-based compensation which reflects acceleration of certain equity instruments. For the three months ended March 31, 2014, SG&A primarily includes $6.0 million of stock-based compensation which reflects acceleration of certain equity instruments and the amortization of the fair value step-up increment resulting from the merger of Legacy Valeant into Legacy Biovail.
(e)	Net expense/(income) from the changes in acquisition-related contingent consideration for the three months ended March 31, 2015 and 2014 is $7.1 million and $8.9 million, respectively.
(f)	In-process research and development impairments and other charges for the three months ended March 31, 2014 of $12.0 million is primarily due to an upfront payment made in connection with an amendment to a license and distribution agreement with a third party.
(g)	For the three months ended March 31, 2015, other (income)/expense of $6.1 million primarily relates to additional expenses related to the divestiture of filler and toxin assets and legal settlements and related fees. For the three months ended March 31, 2014, other (income)/expense of ($43.3) million primarily relates to the reversal of the AntiGrippin® litigation reserve of $50.0 million, partially offset by $5.6 million expense related to a settlement of a preexisting relationship with respect to the acquisition of Solta Medical, Inc.
(h)	Restructuring, integration, acquisition-related and other costs of $64.8 million primarily relates to the acquisitions of Dendreon Corporation, Bausch & Lomb Holdings Incorporated, Medicis Pharmaceutical Corporation, Marathon Pharmaceuticals, LLC and Salix Pharmaceuticals, Ltd. These include $24.8 million of contract terminations, integration consulting, transition services, duplicative labor and other, $24.8 million of employee severance costs, $9.8 million of acquisition costs, $3.1 million of other, $1.6 million of facility closure costs and $0.7 million of non-personnel manufacturing integration costs.
(i)	Restructuring, integration, acquisition-related and other costs of $135.1 million primarily relates to the acquisitions of Bausch & Lomb Holdings Incorporated, Solta Medical, Inc., other Valeant restructuring and integration initiatives and OnPharma Inc. These include $73.6 million of contract terminations, integration consulting, transition services, duplicative labor and other, $33.8 million of employee severance costs, $13.3 million of facility closure costs, $7.7 million of other, $3.5 million of stock-based compensation, $1.7 million of non-personnel manufacturing integration costs and $1.5 million of acquisition costs.
(j)	Non-cash interest expense associated with amortization of deferred financing costs and debt discounts for the three months ended March 31, 2015 and 2014 is $10.5 million and $12.2 million, respectively. The three months ended March 31, 2015 also includes $72.0 million write-down of deferred finance costs and $8.0 million of interest expense resulting from the acquisition of Salix Pharmaceuticals, Ltd.
(k)	Unrealized foreign exchange loss on intercompany financing arrangements for the three months ended March 31, 2015 and 2014 is $49.4 million and $12.6 million, respectively. The three months ended March 31, 2015 also includes unrealized foreign exchange loss of $26.6M relating to foreign currency forward-exchange contracts.
(l)	Total tax effect of non-GAAP pre-tax adjustments, resolution of uncertain tax positions and change in deferred taxes.

Valeant Pharmaceuticals International, Inc.						Table 3
Statement of Revenues - by Segment
For the Three Months Ended March 31, 2015 and 2014
(In millions)

	Three Months Ended
	March 31,
	2015 GAAP	2014 GAAP	% Change	2015 currency impact	2015 excluding currency impact non-GAAP	% Change
Revenues (a)(b)
Dermatology	$419.3	$304.2	38%	$—	$419.3	38%
Consumer	155.5	144.0	8%	—	155.5	8%
Ophthalmology Rx	129.1	99.3	30%	—	129.1	30%
Contact Lenses	47.7	40.9	17%	—	47.7	17%
Surgical	48.1	48.3	0%	—	48.1	0%
Neuro & Other/Generics	539.1	351.5	53%	—	539.1	53%
Dental	34.8	18.2	91%	—	34.8	91%
Oncology	30.1	—		—	30.1
Total U.S.	1,403.7	1,006.4	39%	—	1,403.7	39%
ROW Developed	360.7	415.4	-13%	62.0	422.7	2%

Developed Markets	1,764.4	1,421.8	24%	62.0	1,826.4	28%
Emerging Markets-Europe/Middle East	212.1	248.7	-15%	60.1	272.2	9%
Emerging Markets-Latin America	89.0	99.3	-10%	14.0	103.0	4%
Emerging Markets-Asia	125.4	116.4	8%	3.5	128.9	11%

Emerging Markets	426.5	464.4	-8%	77.6	504.1	9%

Total revenues	$2,190.9	$1,886.2	16%	$139.6	$2,330.5	24%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2015 reported amounts adjusted to exclude currency impact, calculated using 2014 monthly average exchange rates, to the actual 2014 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.
(b)	See footnote (a) to Table 2a.

Valeant Pharmaceuticals International, Inc.	Table 4
Reconciliation of GAAP Cost of Goods Sold to Non-GAAP Cost of Goods Sold - by Segment
For the Three Months Ended March 31, 2015
(In millions)

4.1 Cost of goods sold (a)
	Three Months Ended
	March 31,
	2015 as reported GAAP	% of product sales	2015 fair value step-up adjustment to inventory and other non-GAAP (b)	2015 excluding fair value step-up adjustment to inventory and other non-GAAP	% of product sales
Developed Markets	$397.6	23%	$32.1	$365.5	21%
Emerging Markets	162.8	39%	1.9	160.9	39%

	$560.4	26%	$34.0	$526.4	25%

(a)	See footnote (a) to Table 2a.
(b)	Developed Markets include $24.5 million of fair value step-up adjustment to inventory, PP&E net step up adjustment of $5.7 million and $1.9 million of integration related tech transfer costs. Emerging Markets include $1.4 million of integration related tech transfer costs and $0.5 million of PP&E step up adjustment.

Valeant Pharmaceuticals International, Inc.	Table 5
Consolidated Balance Sheet and Other Data
(In millions)

5.1 Cash	As of March 31, 2015	As of December 31, 2014
Cash and cash equivalents	$1,864.4	$322.6
Marketable securities	—	—

Total cash and marketable securities	$1,864.4	$322.6

Debt

Revolving Credit Facility	$225.0	$165.0
Series A-1 Tranche A Term Loan Facility	139.1	139.6
Series A-2 Tranche A Term Loan Facility	135.3	135.7
Series A-3 Tranche A Term Loan Facility	1,877.3	1,637.9
Series D-2 Tranche B Term Loan Facility	1,084.1	1,089.7
Series C-2 Tranche B Term Loan Facility	834.0	838.3
Series E-1 Tranche B Term Loan Facility	2,529.5	2,544.9
Senior Notes	19,184.2	8,690.8
Other	12.2	12.7

	26,020.7	15,254.6
Less: current portion	(122.8)	(0.9)

Total long-term debt	$25,897.9	$15,253.7

5.2 Summary of Cash Flow Statements	Three Months Ended
	March 31,
	2015	2014
Cash flow provided by (used in):

Net cash provided by operating activities (GAAP)	$491.1	$484.3
Restructuring, integration and acquisition-related costs (c)	64.8	135.1
Payment of accrued legal settlements	3.0	—
Tax benefit from stock options exercised (a)	17.9	1.2
Acquired in-process research and development	—	12.0
Working capital change related to business development activities	130.6	—
Changes in working capital related to restructuring, integration and acquisition-related costs(c)	0.7	3.7

Adjusted cash flow from operations (Non-GAAP) (b)	$708.1	$636.3

(a)	Includes stock option tax benefit which will reduce taxes in future periods.
(b)	See footnote (a) to Table 2a.
(c)	Total restructuring, integration and acquisition-related costs cash payments of $65.5 million are broken down as follows:

Project Type	Cash Paid	Expensed
Bausch & Lomb Holdings Incorporated	22.0	8.8
Project Vision/Waterford	15.7	0.2
Dendreon Corporation	8.9	35.2
Medicis Pharmaceutical Corporation	5.2	5.3
Europe (Various Deals)	2.3	1.4
Intellectual property migration	1.7	1.0
Solta Medical, Inc.	1.7	1.4
Nicox Inc.	1.5	0.4
Manufacturing integration (Various deals)	1.2	0.6
Precision Dermatology	1.1	1.1
Marathon Pharmaceuticals, LLC	0.3	2.8
Salix Pharmaceuticals, Ltd	—	2.5
Other (Various deals)	3.9	4.1

Total	65.5	64.8

Expense Type	Cash Paid
Severance payments	38.9
Integration related consulting, duplicative labor, transition services, and other	21.1
Facility closure costs, other manufacturing integration, and other	5.2
Acquisition-related costs paid to 3rd parties	0.3

Total	65.5

Valeant Pharmaceuticals International, Inc.	Table 6
Organic Growth - by Segment
For the Three Months Ended March 31, 2015
(In Millions)

	As reported
	For the Three Months Ended March 31,
										Organic growth
							(a)	(b)		(b)	(b)
	(1) Q1 2015	(2) Acq impact	(3) Q1 2015 Same store	(4) Q1 2014	(5) Pro Forma Adj	(6) Q1 2014	(7) Currency impact Same store	(8) Currency impact Acq	(9) Divestitures / Discontinuations (c)	Pro Forma (1)+(7)+(8) / (6)-(9) (f)	Same store (3)+(7) / (4)-(9) (f)
Total U.S. (d)	1,382.4	196.3	1,186.0	997.8	76.1	1,073.9	—	—	58.1	36%	26%
ROW Developed (e)	348.8	11.6	337.1	402.5	14.8	417.3	57.8	2.5	4.6	-1%	-1%

Developed Markets	1,731.1	208.0	1,523.2	1,400.4	90.8	1,491.2	57.8	2.5	62.7	25%	18%
Emerging Markets	416.4	12.2	404.2	454.5	11.2	465.7	74.4	1.2	7.9	7%	7%

Total product sales	2,147.5	220.2	1,927.3	1,854.9	102.0	1,956.9	132.2	3.7	70.5	21%	15%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2015 reported amounts adjusted to exclude currency impact, calculated using 2014 monthly average exchange rates, to the actual 2014 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.
(b)	See footnote (a) to Table 2a.
(c)	Includes divestitures and discontinuations.
(d)	Includes Valeant’s attributable portion of revenue from joint ventures (JV) - $0.6M Q1’15 and $0.7M Q1’14.
(e)	Includes Valeant’s attributable portion of revenue from joint ventures (JV) - $3.1M Q1’14.
(f)	Organic Growth Definitions:

Same Store (SS): This measure provides growth rates for businesses that have been owned for one year or more.

((Current Year Total product sales – acquisitions within the last year + YoY FX impact) - (Prior Year Total product sales – divestitures & discontinuations))/(Prior Year Total product sales – divestitures & discontinuations)

Pro Forma (PF): This measure provides year over year growth rates for the entire business, including those that have been acquired within the last year.

((Current Year Total product sales + YoY FX impact + divestitures or discontinuations) – (Prior Year Total product sales + Pro Forma impact of acquisitions within the last year))/(Prior Year Total product sales + Pro Forma impact of acquisitions within the last year).